Exhibit 99.2

Investor/Media Contact:
Arthur Shannon
arthur.shannon@bauschhealth.com
(514) 856-3855
(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES EARLY TENDER RESULTS AND EARLY SETTLEMENT DATE FOR CASH TENDER OFFERS AND CONSENT SOLICITATION FOR SENIOR NOTES

LAVAL, Quebec, March 8, 2019 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health,” the “Company” or the “Offeror”) announced today the results to date of its pending cash tender offers (collectively, the “Tender Offers,” and each offer to purchase a series of notes individually, a “Tender Offer”) to purchase up to $1,500,000,000 aggregate purchase price (the “Aggregate Maximum Purchase Amount”) of its outstanding notes listed in the table below (collectively, the “Notes”), as well as the anticipated early settlement date for the Tender Offers on March 11, 2019 (the “Early Settlement Date”).

In conjunction with the Tender Offers, the Company also commenced a solicitation of consents (the “Solicitation,” and, together with the Tender Offers, the “Tender Offers and Solicitation”) to certain proposed amendments to the indenture governing its 5.625% Senior Notes due 2021 (the “2021 Notes”) to eliminate substantially all of the restrictive covenants and events of default and related provisions contained in the indenture under which the 2021 Notes were issued (the “Proposed Amendments”). No amendments to the indentures governing the 5.50% Senior Notes due 2023 (the “5.50% Notes”) and 5.875% Senior Notes due 2023 (the “5.875% Notes” and, together with the 5.50% Notes, the “2023 Notes”) are being sought. The terms and conditions of the Tender Offers and the Solicitation are described in an Offer to Purchase and Consent Solicitation Statement dated Feb. 22, 2019 (as it may be amended or supplemented from time to time, the “Statement”) and the related Letter of Transmittal and Consent. All terms and conditions of the Tender Offers and the Solicitation, as amended by the Company’s news release dated Feb. 22, 2019, announcing the upsize of the Tender Offers, remain unchanged as set forth in the Statement.

The following table sets forth the aggregate principal amounts of each series of Notes and related consents that were tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on March 7, 2019 (such date and time with respect to a Tender Offer and the Solicitation, as it may be extended for such Tender Offer and the Solicitation, the “Early Tender Date”), the aggregate principal amount of Notes expected to be accepted for purchase on the Early Settlement Date and the approximate proration factor with respect to the 2023 Notes.

Issuer	Series of Notes	144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Aggregate Principal Amount Outstanding Prior to the Tender Offers	Aggregate Principal Amount of Notes Tendered	Expected Aggregate Principal Amount of Notes Accepted	Tender Cap[1]	Acceptance Priority Level	Total Consideration[2]	Approximate Proration Factor
Bausch Health Companies Inc.	5.625% Senior Notes Due 2021	91911K AD4 / US91911KAD46	C94143 AD3/ USC94143AD31	$700,000,000	$518,397,000	$518,397,000	N/A	1	$1,001.25	N/A
Bausch Health Companies Inc.	5.50% Senior Notes Due 2023	91911K AE2 / US91911KAE29	C94143 AE1 / USC94143AE14	$1,000,000,000	$416,325,000	$216,074,000	$800,000,000	2	$1,000.00	51.957%
Bausch Health Companies Inc.	5.875% Senior Notes Due 2023	91831A AB7/ US91831AAB70	C96729 AB1 / US96729AB14	$3,250,000,000	$1,124,335,000	$583,926,000		2	$1,000.00
1.	A $800,000,000 cap (the “Tender Cap”) applies to the aggregate purchase price of the 5.50% Notes and the 5.875% Notes.
2.

Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the applicable Tender Offer (exclusive of any Accrued Interest, which will be paid by the Offeror in addition to the Total Consideration to, but not including, the Early Settlement Date). References to aggregate purchase amount herein exclude Accrued Interest, if any.

The principal amount of each series of notes that is purchased in the Tender Offers is subject to the Acceptance Priority Level for such series and to proration as set forth in the Statement. As of the Early Tender Date, the aggregate purchase price of Notes validly tendered and not validly withdrawn is $2,059,704,996.25 and the aggregate purchase price of 2023 Notes validly tendered and not validly withdrawn is $1,540,660,000.00. The Offeror expects to accept for purchase on the Early Settlement Date all of the 2021 Notes validly tendered and not validly withdrawn prior to the Early Tender Date, subject to the satisfaction of the conditions to such Tender Offers. Because the aggregate purchase price of the 2023 Notes validly tendered and not validly withdrawn prior to the Early Tender Date exceeds the Tender Cap, the Offeror expects to accept for purchase on the Early Settlement Date $800,000,000 aggregate purchase price of 2023 Notes validly tendered and not validly withdrawn prior to the Early Tender Date using the approximate proration factor of 51.957%, subject to the satisfaction of the conditions to such Tender Offers. No additional 2023 Notes tendered will be accepted under the terms of the Tender Offers. The Offeror expects to return any 2023 Notes tendered but not accepted for purchase promptly after the Early Tender Date. The Offeror expects that the conditions to the Tender Offers and Solicitation, including the completion of the previously announced concurrent private offerings described below, will be satisfied as of the Early Settlement Date.

The total consideration for each $1,000 principal amount of the applicable series of Notes is set forth in the table above (with respect to each series of Notes, the “Total Consideration”) and is expected to be paid on the Early Settlement Date to the holders of Notes tendered and accepted for purchase as of the Early Tender Date. The Total Consideration includes, in the case of the 2021 Notes, a consent payment, or, in the case of the 2023 Notes, an early tender premium, in each case of $30.00 per $1,000 principal amount of Notes accepted for purchase as of the Early Tender Date. In addition to the Total Consideration, all Holders of Notes accepted for purchase pursuant to the Tender Offers and Solicitation will also receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date.

Adoption of the Proposed Amendments requires the consents of the holders of a majority in aggregate principal amount of the outstanding 2021 Notes (the “Requisite Consents”). As of the Early Tender Date, the Company has received the Requisite Consents from holders of the 2021 Notes. As a result of receiving the Requisite Consents, the Company entered into a supplemental indenture, dated March 7, 2019, to the indenture under which the 2021 Notes were issued, effecting the Proposed Amendments which is binding on all remaining holders of the 2021 Notes and will become operative on the Early Settlement Date when the Company accepts for purchase and pays the Total Consideration with respect to all of the 2021 Notes validly tendered prior to the Early Tender Date and accepted for purchase pursuant to, and subject to the conditions set forth in, the Statement and the Letter of Transmittal and Consent.

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The Tender Offers and Solicitation remain open and will expire at 11:59 p.m., New York City time, on March 21, 2019 (such date and time with respect to a Tender Offer and the Solicitation, as it may be extended for such Tender Offer and the Solicitation, the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. The Offeror expects to purchase any remaining 2021 Notes tendered following the Early Settlement Date that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offers and the Solicitation having been either satisfied or waived by the Offeror, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”). As a result of the oversubscription of the Tender Offers with respect to the 2023 Notes, no additional 2023 Notes tendered will be accepted under the terms of the Tender Offers. The Final Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offers and the Solicitation have been either satisfied or waived by the Offeror at or prior to the Expiration Date.

The Tender Offers are not conditioned upon a minimum amount of Notes of any series, or a minimum amount of Notes of all series, being tendered. However, the Tender Offers and the Solicitation are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Statement, including completion of private offerings by Bausch Health and/or its subsidiaries of at least $1,500 million aggregate principal amount of senior notes to finance the payment of the Tender Offer Consideration and the Total Consideration.

The deadline for holders to validly withdraw tenders of Notes and revoke consents with respect to the 2021 Notes has passed. Accordingly, Notes and related consents that were already tendered at the Early Tender Date, and any additional 2021 Notes and related consents that are tendered at or prior to the Expiration Date, may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The Offeror intends to promptly redeem any and all 2021 Notes that remain outstanding following the consummation of the Tender Offers in accordance with the terms of the 2021 Notes and the indenture under which the 2021 Notes were issued.

J.P. Morgan is acting as the dealer manager and solicitation agent in the Tender Offers and Solicitation. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers and Solicitation. Persons with questions regarding the Tender Offers and Solicitation should contact J.P. Morgan Securities LLC at (collect) (212) 834-3260 or (toll free) (866) 834-4666. Requests for copies of the Statement, the related Letter of Transmittal and Consent and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4200 or (collect) (212) 430-3774.

None of the Offeror, its board of directors or officers, the dealer manager and solicitation agent, the depositary, the information agent or the trustee with respect to the Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. The Tender Offers are made only by the Statement and related Letter of Transmittal and Consent. This news release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offers nor a solicitation of consents with respect to the Notes or any other securities. The Tender Offers and the Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and the Solicitation are required to be made by a licensed broker or dealer, the Tender Offers and the Solicitation will be deemed to be made on behalf of the Offeror by the dealer manager and solicitation agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This news release may contain forward-looking statements, including, but not limited to, the Tender Offers, the Solicitation, the details thereof and other expected effects of the Tender Offers or the Solicitation, the closing of the private offerings of senior notes and the use of proceeds therefrom and the proposed redemption of the 2021 Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the aggregate amount of notes tendered (which could lead to retirement or repayment of other existing debt), the successful closing of the senior notes offering and risks and uncertainties discussed in the Company’s most recent annual report and detailed from time to time in Bausch Health’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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